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                                                                    EXHIBIT 4-o













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                         REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG


                             DDL ELECTRONICS, INC.,

                                      AND

                           RICKEL & ASSOCIATES, INC.


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                         Dated as of February 29, 1996


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                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of February 29, 1996 by and among DDL Electronics, Inc. (the "Company") and Rickel & Associates, Inc. ("Rickel").

     This Agreement is made pursuant to a certain Securities Purchase Agreement dated as of the date hereof by and among the Company and each of the purchasers executing a signature page thereto (the "Securities Purchase Agreement"). The Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders (as hereinafter defined), from time to time, of Registrable Securities (as hereinafter defined). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement.

     The parties hereby agree as follows:

     1. Definitions

     Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Securities Purchase Agreement.
As used in this Agreement, the following terms shall have the following meanings:

     Advice:  See Section 3.

     Business Day: Any day other than a day on which banks are authorized or required to be closed in the State of New York.

     Commission:  The Securities and Exchange Commission.

     Common Stock:  The common stock, par value $.01 per share, of the Company.

     Demand Registration:  See Section 2(a).

     Engagement Letter: Engagement Letter, dated as of January 30, 1996, between Rickel and the Company.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     Holder or Holders:  Any holder of the Registrable Securities.

     Inspectors:  See Section 3(m).


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     NASD:  See Section 3(q).
     NASDAQ:  See Section 3(o).

     Notes: The Company's 10% Senior Secured Notes due July 1, 1997 sold pursuant to the Securities Purchase Agreement and in an aggregate original principal amount of up to $5,300,000.

     Objecting Notice:  See Section 3(a).

     Objecting Party:  See Section 3(a).

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     Piggyback Registration Rights:  See Section 2(b).

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     R&A Collateral Stock: The 1,060,000 shares of Common Stock pledged by Rickel as collateral security for the satisfaction of the Company's obligations under the Notes.

     Records:  See Section 3(m).

     Registrable Securities: The R&A Collateral Stock and the Reg S Collateral Stock until such time as (i) a Registration Statement covering all of such Registrable Securities has been declared effective by the Commission and all of such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities are held by one or more Persons who could sell all Registrable Securities held by each such Person in a single sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier.

     Registration Expenses:  See Section 4.



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     Registration Statement:  Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Reg S Collateral Stock: Up to 1,007,317 shares of Common Stock which may issued to Rickel upon the conversion or retirement of certain convertible debentures of the Company (the "Convertible Debentures") in accordance with the Engagement Letter.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     Selling Holders:  See Section 3(a).

     Shelf Registration:  See Section 2.

     Target Effective Period:  See Section 2.

     2. (a)(i) Shelf Registration re R&A Collateral Stock. At any time after all or part of the R&A Collateral Stock is delivered to Rickel upon termination of the Pledge Agreement in accordance with the terms thereof, Rickel may demand (a "R&A Demand Registration") that the Company effect under the Securities Act and state securities laws the registration of the offer and sale of all or part of the R&A Collateral Stock. Any request for a R&A Demand Registration will specify the number of shares of R&A Collateral Stock proposed to be sold and will also specify the intended method of disposition thereof. The Company shall (subject to the provisions of this Agreement) promptly give written notice of such requested registration to all Holders as soon as practicable but not later than ten (10) days after delivery of such demand and shall use its best efforts to file a "shelf" Registration Statement on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering (x) all of the R&A Collateral Stock (the "R&A Shelf Registration") which the Company has been so requested to register by Rickel and (y) all of the other Registrable Securities which the Company has been so requested to register by any other Holder thereof by written notice received by the Company within twenty (20) days of the giving of such notice by the Company (which notice shall specify the intended method of disposition of such Registrable Securities). The Company will use its best efforts to have the R&A Shelf Registration declared effective as soon as practicable and to keep such R&A Shelf Registration continuously effective for a period (the "Target Effective Period") of at least thirty six (36) months following the date on which such R&A Shelf Registration is declared effective (or such shorter period which will terminate when all Registrable Securities covered by such R&A Shelf Registration have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). The Company further agrees, if necessary, to


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supplement or amend the R&A Shelf Registration, as required by the registration form used by the Company for such R&A Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any Holder or prospective Holder to which such R&A Shelf Registration relates, and the Company agrees to furnish to the Holders, Holders' Counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company will only be obligated to file one such R&A Shelf Registration for which all Registration Expenses incurred in connection therewith shall be borne by the Company and one additional R&A Shelf Registration for which all such Registration Expenses shall be borne by the participating Holders pro rata in relation to the number of shares of Registrable Securities to be registered by each Holder.

     (ii) Shelf Registration re Reg S Collateral Stock. At any time after the Reg S Collateral Stock is issued to Rickel in accordance with the Engagement Letter, Rickel may demand (a "Reg S Demand Registration," and together with the R&A Demand Registration, a "Demand Registration") that the Company effect under the Securities Act and state securities laws the registration of the offer and sale of all or part of the Reg S Collateral Stock. Any request for a Reg S Demand Registration will specify the number of shares of Reg S Collateral Stock proposed to be sold and will also specify the intended method of disposition thereof. The Company shall (subject to the provisions of this Agreement) promptly give written notice of such requested registration to all Holders as soon as practicable but not later than ten (10) days after delivery of such demand and shall use its best efforts to file a "shelf" Registration Statement on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering (x) all of the Reg S Collateral Stock (the "Reg S Shelf Registration," and together with the R&A Shelf Registration, the "Shelf Registration") which the Company has been so requested to register by Rickel and (y) all of the other Registrable Securities which the Company has been so requested to register by any other Holder thereof by written notice received by the Company within twenty (20) days of the giving of such notice by the Company (which notice shall specify the intended method of disposition of such Registrable Securities). The Company will use its best efforts to have the Reg S Shelf Registration declared effective as soon as practicable and to keep such Reg S Shelf Registration continuously effective for a period (the "Target Effective Period") of at least thirty six (36) months following the date on which such Reg S Shelf Registration is declared effective (or such shorter period which will terminate when all Registrable Securities covered by such Reg S Shelf Registration have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). The Company further agrees, if necessary, to supplement or amend the Reg S Shelf Registration, as required by the registration form used by the Company for such Reg S Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any Holder or prospective Holder to which such Reg S Shelf Registration relates, and the Company agrees to furnish to the Holders, Holders' Counsel and any managing underwriter copies of any such supplement or amendment prior to its


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being used and/or filed with the Commission. The Company will only be obligated to file one such Reg S Shelf Registration for which all Registration Expenses incurred in connection therewith shall be borne by the Company and one additional Reg S Shelf Registration for which all such Registration Expenses shall be borne by the participating Holders pro rata in relation to the number of shares of Registrable Securities to be registered by each Holder.

     (b) Piggyback Registration. If the Company, at any time after the date hereof, proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice thereof to all Holders of its intention so to do (such notice to be given at least thirty (30) days prior to the filing thereof). Upon the written request of any such Holder (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), received by the Company within twenty (20) days after giving of any such notice by the Company, to register any of such Holder's Registrable Securities, the Company will use its best efforts, subject to Section 2(c) below, to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Securities so registered ("Piggyback Registration Rights"); provided, that (i) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 2(b) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Holders under Section 2(a) hereof) and (iii) the Registrable Securities so requested to be included are no longer subject to the Pledge Agreement or to the terms of the Convertible Debentures. If a registration pursuant to this Section 2(b) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 2(b) shall relieve the Company of its obligations to effect the Demand Registration. The foregoing provisions notwithstanding,
(i) the Company may withdraw any registration statement referred to in this
Section 2(b) without thereby incurring any liability to the Holders, and (ii) the inclusion of shares of Registrable Securities under such Piggyback Registration Rights is subject to the cut back provisions of Section 2(c) below.

     (c) Priority in Piggyback Registration. If a registration pursuant to Section


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2(b) hereof involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intended to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account, (ii) second, to the extent that the number of securities which the Company proposes to sell for its own account pursuant to Section 2(b) hereof is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of securities requested to be included in such registration by security holders as a result of their exercise of "demand" registration rights by such holders and (iii) third, to the extent that the number of securities which the Company and security holders exercising "demand" registration rights propose to sell for their own account pursuant to Section 2(b) hereof is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Registrable Securities requested to be included in such registration by the Holders pursuant to Section 2(b) hereof shall be included prior to the inclusion of any other securities requested to be included in such registration as a result of the exercise of "piggyback" registration rights by such other holders. Any such reductions shall be pro rata in relation to the number of shares of Common Stock to be registered by each person participating in the offering.

     (d) Holdback Agreements. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the thirty (30) days prior to, and during the ninety (90) day period beginning on, the effective date of such Registration Statement (except as part of such registration).

     (e) Exceptions. Notwithstanding the foregoing, the Company may delay the registration of Registrable Securities following a written request pursuant to
Section 2(a) or (b) hereof for the time periods described in Section 2(f) hereof upon the occurrence of any of the following:

                 (i) The Company shall have previously entered into an
            agreement or letter of intent contemplating an underwritten public offering on a firm commitment basis of Common Stock or securities convertible into or exchangeable for Common Stock and the managing underwriter of such proposed public offering advises the Company in writing that in its opinion such proposed underwritten offering would be materially and adversely affected by a concurrent


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            registered offering of Registrable Securities (such
            opinion to state the reasons therefor);

                 (ii) During the two (2) month period immediately
            preceding such request, the Company shall have entered into an agreement or letter of intent, which has not expired or otherwise terminated, contemplating a material business acquisition by the Company or its subsidiaries whether by way of merger, consolidation, acquisition of assets, acquisition of securities or otherwise;

                 (iii) The Company is in possession of material
            nonpublic information that the Company would be required to disclose in the Registration Statement and that is not, but for the registration, otherwise required to be disclosed at the time of such registration, the disclosure of which, in its good faith judgment, would have a material adverse effect on the business, operations, prospects or competitive position of the Company;

                 (iv) The Company shall receive the written
            opinion of the managing underwriter of the underwritten public offering pursuant to which its Common Stock has been registered within the three (3) month period prior to the receipt of a registration request that the registration of additional Common Stock will materially and adversely affect the market for the Common Stock (such opinion to state the reasons therefor); or

                 (v) At the time of receipt of a registration
            request, the Company is engaged, or its board of directors has adopted by resolution a plan to engage, in any program for the purchase of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock and, in the opinion of counsel, reasonably satisfactory to the requesting Holders, the distribution of the Common Stock to be registered would cause such purchase of shares to be in violation of Rule 10b-6 under Section 10 of the Exchange Act.

           (f) Period of Delay.  If an event described in clauses (i) through
(iv) of Section 2(e) shall occur, the Company may, by written notice to the Holders, delay the filing of a Registration Statement with respect to the Registrable Securities to be covered thereby for a period of time not exceeding ninety (90) days.



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     If an event described in clause (v) of Section 2(e) shall occur, the filing of a Registration Statement with respect to the Registrable Securities to be covered thereby shall be delayed until the first date that the Registrable Securities to be covered thereby can be sold without violation of Rule 10(b)-6 under Section 10 of the Exchange Act.

     3. Registration Procedures.

     In connection with the registration obligations of the Company pursuant to the terms and conditions of this Agreement, the Company shall:

     (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, furnish to the Holders covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least five (5) Business Days prior thereto, which documents will be subject to the review of such Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders of at least a majority of the Registrable Securities being sold (the "Objecting Party") shall object, pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice"). The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five (5) Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     (b) promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period required pursuant to
Section 2; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

     (c) promptly furnish to any Selling Holder and the underwriters, if any, without charge, such number or conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may request in order to


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facilitate the disposition of the Registrable Securities being sold by such
Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto); provided, that before filing a Registration Statement or Prospectus relating to the Registrable Securities or any amendments or supplements thereto, the Company will furnish to Holders' Counsel copies of all documents proposed to be filed at least five (5) Business Days prior to the filing thereof, which documents will be subject to the review of such counsel;

     (d) on or prior to the date on which the Registration Statement is declared effective, register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Holders' Counsel or underwriter requests and do any and all other acts and things which may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to (i) qualify to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it is not then so qualified, (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject or (iii) amend the terms of the Registrable Securities;

     (e) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

     (f) promptly notify each Selling Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of a any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference


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therein untrue or which requires the making of any changes in such Registration
Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (g) make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period;

     (h) promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if one is issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

     (i) if requested by the managing underwriter or underwriters, if any, Holders' Counsel, or any Selling Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters requests, or Holders' Counsel requests, to be included therein, including, without limitation, with respect to the amount of Registrable Securities being sold by such Selling Holder to such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment;

     (j) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to each Selling Holder and to Holders' Counsel;

     (k) cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository Trust Company) representing securities sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request and make available prior to the effectiveness of such Registration Statement a supply of such certificates;

     (l) if applicable, enter into such customary agreements (including an


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underwriting agreement in customary form) and take such other actions as the
Selling Holders of at least a majority of the aggregate number of the Registrable Securities being sold or the underwriters retained by the Selling Holders participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of such Registrable Securities;

     (m) promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

     (n) use reasonable efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Selling Holders of at least a majority of the aggregate number of the Registrable Securities being sold may request;

     (o) if requested by Selling Holders of at least a majority of the aggregate amount of the Registrable Securities being sold to cause the Registrable Securities included in such Registration Statement to be (i) listed or admitted for trading or otherwise included on each securities exchange, if any, on which similar securities issued by the Company are then listed or admitted for trading or otherwise included (including, without limitation, The Nasdaq Stock Market) or (ii) authorized to be quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") if the Registrable Securities so qualify;

     (p) provide a CUSIP number for all Registrable Securities not later than the effective date of such Registration Statement;

     (q) cooperate with each Selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers ("NASD"); and

     (r) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     Each Selling Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this Section 3 or until it


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is advised in writing (the "Advice") by the Company that the use of the
Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the time periods for which a Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or (ii) the Advice.

     If any Registration Statement refers to any Selling Holder by name or otherwise as the holder of any securities of the Company, then such Selling Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Selling Holder, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Selling Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Selling Holder.

     4. Registration Expenses

     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expense of any special audit or "cold comfort" letters required by or incident to such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, reasonable fees and expenses of one counsel for the Holders incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) and any out-of-pocket expenses of the Holders excluding any travel costs and counsel fees except as set forth above are herein called "Registration Expenses."

     The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2(a) or Section 2(b), whether or not such Registration Statement becomes effective, except as otherwise set forth therein. All expenses to be borne by the Holders in connection with any Registration Statement filed pursuant to Section 2(a) or Section 2(b) (including, without limitation, all underwriting fees, discounts or commissions attributable to such sale of Registrable Securities) shall be borne by the participating Holders pro rata in relation to the number of shares of Registrable Securities to be registered by each Holder.

     5. Indemnification; Contribution

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to a Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders except with respect to information provided by the underwriter specifically for inclusion therein.

     (b) Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the

Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 5(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

     (d) Contribution.   If the indemnification from the indemnifying party
provided for in this Section 5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

     6. Participation in Underwritten Registrations

     No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     7. Rule 144

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     8. Transfer or Assignment of Registration Rights

     The rights to cause the Company to register Registrable Securities granted pursuant to this Agreement may be transferred or assigned by any Holder to a transferee or assignee; provided; however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, under this Agreement and that such transferee or assignee executes and delivers a copy of this Agreement to the Company.

     9. Miscellaneous

     (a) Other Registration Rights. The Company may grant registration rights that would permit any Person the right to piggy-back or may itself exercise its right to piggy-back, on any Shelf Registration, provided that if the managing underwriter or underwriters, if any, of such offering delivers an opinion to the Holders that the total amount of securities which they and the holders of such new piggy-back rights intend to include in any Shelf Registration is so large as to materially and adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, number or kind of securities to be offered for the account of holders of such new piggy-back rights (other than the Company) will be reduced pro rata with respect to each holder of securities to be registered, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter prior to any reduction in the amount of Registrable Securities to be included; and provided further that if such offering is not underwritten, then such piggy-back rights shall only be exercised with the consent of the Holders of at least a majority of the Registrable Securities being offered under such Shelf Registration.

     (b) Amendments and Waivers.   Except as otherwise provided herein, the
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the aggregate number of the Registrable Securities then outstanding.

     (c) Notices.   All notices and other communications provided for or
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following address (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two (2) days after mailing; notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

                 (i) if to a Holder, at the most current address given by such Holder to the Company in writing;

                 (ii) if to the Company, as its address set forth in the Securities Purchase Agreement with copies as set forth in the Securities Purchase Agreement.

     (d) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Holders and the Holders' respective successors and assigns and, in addition, shall inure to the benefit of and be enforceable by each Person who shall from time to time be a Holder. The Company may not assign its rights under this Agreement.

     (e) Counterparts.     This Agreement may be executed in any number of
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings.     The headings in this Agreement are for convenience of
reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law.    This Agreement shall be governed by and construed in
accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York.

     The Company (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by a Holder and
(ii) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby waives in any such action, suit or proceeding any offsets or counterclaims. The Company hereby consents to service of process by certified mail at the address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Holders. Final judgment against the Company in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (x) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (y) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Holders may at their option bring suit, or institute other judicial proceedings, against the Company or any of its assets in any state or Federal court of the United States or of any country or place where the Company or its assets may be found.

     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     (i) Entire Agreement.    This Agreement, together with the Warrants, is
intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.

     (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy, provided that the Company shall not be required to pay for more than one firm of attorneys to represent all the Holders.

                         REGISTRATION RIGHTS AGREEMENT
                             COMPANY SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   DDL ELECTRONICS, INC.



                                   By: /s/ Gregory L. Horton
                                       -------------------------------------
                                       Gregory L. Horton
                                       President and Chief Executive Officer

                         REGISTRATION RIGHTS AGREEMENT
                             RICKEL SIGNATURE PAGE

Accepted and Agreed as of the
     date first written above


RICKEL & ASSOCIATES, INC.


By: /s/ Howard Miller
    --------------------------------
     Name: Howard Miller
     Title: E.V.P.